Exhibit 10.12

WCG CLINICAL, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of WCG Clinical, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not either affiliated with any shareholder or an employee, in each case, of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective after the effectiveness of the Company’s Form S-1 Registration (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.

1. Cash Compensation.

(a) Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $90,000 for service on the Board.

(b) Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:

(i) Lead Independent Director of the Board. A Non-Employee Director serving as Lead Independent Directors of the Board shall receive an additional annual retainer of $45,000 for such service.

(ii) Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $27,500 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson of the Audit Committee) shall receive an additional annual retainer of $10,000 for such service.

(iii) Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson of the Compensation Committee) shall receive an additional annual retainer of $7,500 for such service.

(iv) Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Corporate Governance Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Corporate Govbernance Committee (other than the Chairperson of the Corporate Governance Committee) shall receive an additional annual retainer of $5,000 for such service.

(c) Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2. Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

(a) Effective Date Awards. Each Non-Employee Director who (i) serves on the Board as of the Effective Date or who is initially elected or appointed to the Board within ninety (90) days after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following the Effective Date or such other date within ninety (90) days after the Effective Date, shall be automatically granted, on the Effective Date or such other date within ninety (90) days after the Effective Date, an award of restricted stock units that has an aggregate fair value on the date of grant of $200,000 (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”) and subject to adjustment as provided in the Equity Plan in each case). The awards described in this Section 2(a) shall be referred to herein as the “Effective Date Awards”).

(b) Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units that has an aggregate fair value on the date of grant of $200,000 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as the “Annual Awards.”

(c) Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the 90th day following the Effective Date on any date other than the date of any Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units that has an aggregate fair value on such Non-Employee Director’s Start Date equal to the product of $200,000 (as determined in accordance with ASC 718) and (ii) a fraction, the number of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date (or, if no such Annual Meeting has occurred, the Effective Date) and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(c) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted (i) both an Effective Date Award and an Initial Award or (ii) more than one Initial Award.

(d) Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company, to the extent that they are eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(e) Vesting of Awards Granted to Non-Employee Directors. Each Effective Date Award and Initial Award shall vest on the first Annual Meeting following the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date, and each Annual Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Effective Date Award, Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Effective Date Awards, Annual Awards or Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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